Exhibit 99.1

CARD CASINOS AUSTRIA RESEARCH & DEVELOPMENT GMBH

Independent Auditors’ Report

To the Board of Directors and Shareholders of CARD Casinos Austria Research and Development GmbH:

We have audited the accompanying consolidated balance sheets of CARD Casinos Austria Research and Development GmbH, and subsidiaries (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholder’s equity and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of CARD Casinos Austria Research and Development GmbH and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu

WirtschaftsprüfungsgmbH

Vienna, Austria

July 23, 2004

CARD CASINOS AUSTRIA RESEARCH & DEVELOPMENT GMBH

CONSOLIDATED STATEMENTS OF INCOME

(Euros in thousands)

	Year Ended December 31,
	2003	2002

Sales	€5,700	€5,144
Sales to affiliates and related parties	596	732
Total sales	6,296	5,876

Costs and expenses:
Cost of sales	2,914	3,308
Selling	911	481
General and administrative	1,758	592
Research and development	289	526
Total costs and expenses	5,872	4,907

Income from operations	424	969
Other income, net	10	5
Income before income taxes	434	974
Provision for income taxes	165	328
Net income	€269	€646

See notes to consolidated financial statements

CARD CASINOS AUSTRIA RESEARCH & DEVELOPMENT GMBH

CONSOLIDATED BALANCE SHEETS

(Euros in thousands)

	December 31,
	2003	2002

ASSETS

Current assets:
Cash	€723	€1,895
Accounts receivable	903	1,057
Accounts receivable from affiliates and related parties	224	6
Tax receivables	171	311
Inventories	939	321
Prepaid expenses and deferred charges	42	42
Deferred income taxes	52	—
Other current assets	33	14
Total current assets	3,087	3,646
Property and equipment, net	278	198
Intangible assets, net	22	7
Deferred income taxes	83	48
Other assets	13	6
Total assets	€3,483	€3,905

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities:
Accounts payable	€723	€655
Accounts payable to affiliates and related parties	728	852
Accrued payroll and employee benefits	242	318
Customer deposits and unearned revenue	84	33
Income taxes payable	309	161
Deferred income taxes	—	58
Total current liabilities	2,086	2,077
Other non-current liabilities	19	19
Total liabilities	2,105	2,096
Contingencies
Shareholder’s equity:
Capital stock	1,000	1,000
Retained earnings	378	809
Total shareholder’s equity	1,378	1,809
Total liabilities and shareholder’s equity	€3,483	€3,905

See notes to consolidated financial statements

CARD CASINOS AUSTRIA RESEARCH & DEVELOPMENT GMBH

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

(Euros in thousands)

	Capital Stock	Retained Earnings	Total Shareholder’s Equity

Balance, December 31, 2001	€1,000	€163	€1,163

Net income	—	646	646

Balance, December 31, 2002	1,000	809	1,809

Dividend paid	—	(700)	(700)
Net income	—	269	269

Balance, December 31, 2003	€1,000	€378	€1,378

See notes to consolidated financial statements

CARD CASINOS AUSTRIA RESEARCH & DEVELOPMENT GMBH

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Euros in thousands)

	Year Ended December 31,
	2003	2002
Cash flows from operating activities:
Net income	€269	€646
Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation and amortization	151	87
Gain on disposal of property and equipment	12	5
Provision for bad debts	—	(20)
Provision for inventory obsolescence	64	47
Deferred income taxes	(145)	56
Changes in operating assets and liabilities:
Accounts receivable	(64)	(535)
Tax receivables	140	(167)
Inventories	(682)	120
Prepaid expenses and deferred charges	—	(12)
Other current assets	(19)	12
Accounts payable	(121)	836
Receipts (payments) from (to) related parties	64	(11)
Payrolls and employee benefits	(75)	278
Customer deposits and unearned revenue	51	(12)
Income taxes payable	148	161
Net cash provided (used) by operating activities	(207)	1,491
Cash flows from investing activities:
Purchases of property and equipment	(239)	(233)
Purchases of intangible assets	(19)	(2)
Proceeds from sale of property and equipment	—	23
Other	(7)	(3)
Net cash used by investing activities	(265)	(215)
Cash flows from financing activities:
Dividend paid	(700)	—
Net cash used by financing activities	(700)	—
Net increase (decrease) in cash	(1,172)	1,276
Cash, beginning of year	1,895	619
Cash, end of year	€723	€1,895

Cash paid for:
Income taxes	€162	€34

See notes to consolidated financial statements

CARD CASINOS AUSTRIA RESEARCH & DEVELOPMENT GMBH

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Euros in thousands)

1.                      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business: CARD Casinos Austria Research & Development GmbH develops and supplies innovative casino products. These products include one2six®, a continuous shuffler that accommodates up to six decks of cards and can be used for many casino card games, Shuffle Star™, Chipmaster, a roulette chip sorting device, and a range of other products.  Our products are sold worldwide, mainly in Europe and are manufactured by a third party contractor in Salzburg, Austria.

For the years presented, we were a limited liability company and wholly-owned subsidiary of Casinos Austria AG, Vienna registered under the name CARD Casinos Austria Research and Development GmbH.  Accordingly, we were a related party of Casinos Austria AG and its affiliated companies. Pursuant to a shareholder resolution dated April 22, 2004, we were transformed into an Austrian limited partnership (GmbH & Co KG). The partnership consists of a GmbH as general, managing partner with unlimited liability and a limited partner with liability limited to his contribution registered in the commercial register.

On May 13, 2004, with an effective date of May 1, 2004, Shuffle Master, Inc., a public company headquartered in Las Vegas, NV, acquired all partnership interest in us from Casinos Austria AG and its affiliate, and subsequently changed our name to Shuffle Master GmbH & Co KG.

Principles of consolidation: Our consolidated financial statements include the accounts of CARD Casinos Austria Research & Development GmbH and our wholly owned subsidiaries CARD Casinos Austria Research and Development Limited, Auckland, New Zealand and CARD LLC, Reno, Nevada, both founded in 2003.  All significant inter-company accounts and transactions have been eliminated.

Use of estimates: We use estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses.  Actual results could vary from the estimates that were used.

Accounts receivable: We record provisions for credit losses and bad debts that could result from the inability of our customers to make required payments.  These provisions are estimated based on our historical experience and specific customer accounts.  As of December 31, 2003 and 2002, we estimated that our accounts receivable were fully collectible, and as such, no provision was recorded.

Tax receivables: Tax receivables include value-added tax receivables and other receivables due from tax authorities.

Inventories: Inventories are stated at the lower of cost or market.  We provide allowances for estimated obsolete or unsalable inventory based on assumptions about future demand for our products and market conditions.

Revenue recognition: In general, we recognize revenue when the following criteria are met: persuasive evidence of an arrangement between our customer and us exists, shipment has occurred or services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.  We generate sales revenue through the sale of equipment. Revenue from the sale of equipment is recorded upon shipment.  Revenue on services is recognized when rendered.

Research and development costs: We incur research and development expenses to develop our new and next-generation products, which are expensed as incurred.  Our research and development activities consist of internal resources and the utilization of an outside vendor.

Concentration of risk: Financial instruments that have potential concentrations of credit risk include cash and accounts receivable.  We place our cash with high credit quality institutions.  Accounts receivable have concentration of credit risk because they all relate to our customers in the gaming industry.  Sales to customers sometimes exceed 10% of our then outstanding accounts receivable balance. At December 31, 2003, four customer balances, which were subsequently collected, accounted for 82% of our accounts receivable.

Property and equipment: Property and equipment is stated at cost.  Depreciation is recorded using the straight-line method over the estimated useful life of the assets of three to eight years.  We estimate useful lives for our long-lived assets based on historical experience, estimates of products’ commercial lives and the likelihood of technological obsolescence.

Intangible assets: Intangible assets include purchased patents and software licenses. All of our intangible assets are amortized over a period of two to five years.  Amortization is calculated using the straight-line method.  See Note 3.

Impairment of long-lived assets: Long-lived assets include property and equipment, intangible assets and other non-current assets. We assess the recoverability of long-lived assets annually or when circumstances indicate that the carrying amount of an asset may not be fully recoverable.  If undiscounted expected cash flows to be generated by a long-lived asset or asset group were less than its carrying amount, we would record an impairment expense to write down the long-lived asset or asset group to its estimated fair value.  Fair value is determined based on discounted expected future cash flows.  No asset impairments were recorded in any year presented.

Foreign currency translation: Our foreign subsidiaries’ asset and liability accounts are translated into Euro amounts at the year-end exchange rates.  Revenue and expense accounts are translated at the average exchange rates for the year.  Transaction gains and losses, the amounts of which are immaterial for all periods presented, are included in other income, net.

Recently issued or adopted accounting standard: In November 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.”  FIN 45 expands the disclosures required by guarantors for obligations under certain types of guarantees and requires initial recognition at fair value of a liability for such guarantees.  The adoption of these requirements did not have a material impact on our results of operations or financial position.

The Emerging Issues Task Force (“EITF”) recently reached a consensus on issues relating to the accounting for multiple element arrangements:  Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” and Issue No. 03-05, “Applicability of AICPA SOP 97-2 to Non-Software Deliverables in an Arrangement Containing More Than Incidental Software.”  The consensus opinion reached in EITF No. 03-05 clarifies the guidance in EITF No. 00-21 and was reached on July 31, 2003.  The consensus opinions are consistent with our revenue recognition policies.

2.                      OTHER BALANCE SHEET DATA

The following provides additional disclosure for selected balance sheet accounts as of December 31:

	2003	2002
Inventories:
Finished goods	€1,076	€368
Less: allowance for inventory obsolescence	(137)	(47)
	€939	€321

Property and equipment, net:
Trial products	€408	€194
Office furniture and computer equipment	27	22
Production equipment	179	179
	614	395
Less: accumulated depreciation	(336)	(197)
	€278	€198

Trial products include products that have been provided to customers for demonstration purposes.  Once a product is placed at a customer for trial, the respective value is transferred from inventories to property and equipment and depreciated over its expected useful life.

All of our products are manufactured by a single supplier.  In the event that we cease our relationship with this supplier, we would be required to identify an alternative supplier or obtain capacity to manufacture our products internally.

All of our recorded property and equipment is subject to depreciation.  Depreciation expense was € 147 and € 88 in 2003 and 2002, respectively.

3.                      INTANGIBLE ASSETS

Intangible assets: All of our recorded intangible assets are subject to amortization.  Amortization expense was € 4 and zero for the years ended December 31, 2003 and 2002, respectively.  Intangible assets are comprised of the following at December 31:

	2003	2002

Patents and software licenses	€26	€7
Less: accumulated amortization	(4)	—
Intangible assets, net	€22	€7

Estimated amortization of intangible assets at December 31 is as follows:

Year ending December 31,
2004	€7
2005	7
2006	7
2007	1
€22

4.                      INCOME TAXES

We are subject to corporate income tax in Austria at a rate of 34%.  An act reducing the corporate income tax rate to 25% effective for fiscal years beginning 2005 was enacted by the Austrian government in June 2004.

Deferred income taxes are recorded to reflect the income tax consequences in future years between the financial reporting and income tax bases of assets and liabilities using current tax laws and statutory rates.  Income tax expense is the sum of the tax currently payable and the change in deferred taxes during the year.

The components of the provision for income taxes are as follows for the years ended December 31:

	2003	2002
Current:
Domestic	€309	€272
Deferred:
Domestic	(121)	56
Foreign	(23)	—
	(144)	56
	€165	€328

Deferred tax assets (liabilities) consisted of the following as of December 31:

	2003	2002
Current deferred tax asset (liabilities):
Inventory allowance	€55	€42
Accrued expenses	—	(100)
Other	(3)	—
	€52	€(58)
Non-current deferred tax assets (liabilities):
Tax loss carry forwards	€43	€—
Valuation allowance	(20)	—
Research and development cost	61	42
Other	(1)	6
	€83	€48

Tax loss carryforwards:
CARD Ltd., Auckland, New Zealand	€69	€—
CARD LLC, Nevada, USA	57	—
	€126	€—

New Zealand tax losses can be carried forward indefinitely provided there is shareholder continuity.  Our New Zealand taxable income prior to being acquired by Shuffle Master, Inc. on May 13, 2004, is not sufficient to fully utilize our New Zealand tax loss carryforwards.  Accordingly, we recognized a valuation allowance of € 20 and zero as of December 31, 2003 and 2002, respectively, to offset our deferred tax assets.

The reconciliation of the corporate income tax rate to the effective income tax rate for the years ended December 31 is as follows:

	2003	2002

Corporate income tax	34.0%	34.0%

Valuation allowance for tax loss carryforwards	4.6%	0.0%
Non-taxable income	(1.5)%	0.0%
Non-deductable expenses	0.9%	0.0%
Tax free reversal of accrued severance	0.0%	(0.3)%

Effective tax rate	38.0%	33.7%

5.                      SHAREHOLDER’S EQUITY

Capital stock: For the years presented, our legal form was a limited liability corporation (GmbH) according to the Austrian corporate law.  The capital stock of € 1,000 was held by the only shareholder Casinos Austria AG.

For the years presented, we were a limited liability company and wholly-owned subsidiary of Casinos Austria AG, Vienna registered under the name CARD Casinos Austria Research and Development GmbH.  Accordingly, we were a related party of Casinos Austria AG and its affiliated companies. Pursuant to a shareholder resolution dated April 22, 2004, we were transformed into an Austrian limited partnership (GmbH & Co KG). The partnership consists of a GmbH as general, managing partner with unlimited liability and a limited partner with liability limited to his contribution registered in the commercial register.

For the year ended December 31, 2003, we paid a cash dividend in the amount of € 700 to our shareholder Casinos Austria AG.

6.                      SALES

The following provides additional disclosure for sales by geographic region for the years ended December 31:

	2003	2002

Europe	€5,582	€5,848
South Africa	328	—
Malaysia	290	—
Other	96	28
	€6,296	€5,876

Sales to non-related customers exceeding 10% of our total sales amounted to € 1,325 and € 949 for the years ended December 31, 2003 and 2002, respectively.

7.                      RELATED PARTY TRANSACTIONS

For the years presented, we were related to Casinos Austria AG and its affiliated companies.  Sales from products and services to Casinos Austria AG affiliated companies were € 596 and € 732 for the years ended December 31, 2003 and 2002, respectively.

In addition, Casinos Austria AG provided us with management, research and development personnel, administrative services and facilities.  Aggregate costs allocated to us were € 555 and € 701 for the years ended December 31, 2003 and 2002, respectively.

8.                      COMMITMENTS AND CONTINGENCIES

Legal proceedings: We and our affiliates have been involved in litigation with Shuffle Master, Inc. during the years ended December 31, 2003 and 2002.  In connection with the acquisition of us by Shuffle Master, Inc. on May 13, 2004, all litigation between the companies will be terminated.

General and administrative expenses include legal fees related to litigation with Shuffle Master, Inc. of € 1,269 and € 141 for the years ended December 31, 2003 and 2002, respectively.

9.                      SUBSEQUENT EVENTS

Pension commitments: In April 2004, we formalized our defined contribution pension agreements with four individual employees. We pay contributions to an external pension fund administered by ÖPAG Pensionskassen AG (“ÖPAG”).  Once the contributions have been paid, we have no further obligation.  The contributions constitute a net periodic cost for the period in which they are due.

We also committed to a defined contribution pension agreement with a managing director, which is valid from May 1, 2004.  We pay contributions to an external fund which is also administered by ÖPAG.  In connection with our acquisition by Shuffle Master, Inc., we funded € 150 to the plan representing benefits for prior years of service to Casinos Austria AG.

CARD CASINOS AUSTRIA RESEARCH & DEVELOPMENT GMBH

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, Euros in thousands)

	Three Months Ended March 31,
	2004	2003

Sales	€1,378	€1,655
Sales to affiliates and related parties	200	253
Total sales	1,578	1,908

Costs and expenses:
Cost of sales	758	777
Selling	324	233
General and administrative	588	266
Research and development	87	75
Total costs and expenses	1,757	1,351

Income (loss) from operations	(179)	557
Other income (expense), net	(7)	6
Income (loss) before income taxes	(186)	563
Provision (benefit) for income taxes	(60)	188
Net income (loss)	€(126)	€375

See notes to condensed consolidated financial statements

CARD CASINOS AUSTRIA RESEARCH & DEVELOPMENT GMBH

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, Euros in thousands)

	March 31, 2004	December 31, 2003

ASSETS

Current assets:
Cash	€491	€723
Accounts receivable	465	903
Accounts receivable from affiliates and related parties	94	224
Tax receivables	112	171
Inventories	923	939
Prepaid expenses and deferred charges	7	42
Deferred income taxes	87	52
Other current assets	51	33
Total current assets	2,230	3,087
Property and equipment, net	283	278
Intangible assets, net	20	22
Deferred income taxes	109	83
Other assets	13	13
Total assets	€2,655	€3,483

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities:
Accounts payable	€527	€723
Accounts payable to affiliates and related parties	275	728
Accrued payroll and employee benefits	94	242
Customer deposits and unearned revenue	250	84
Income taxes payable	236	309
Total current liabilities	1,382	2,086
Other non-current liabilities	21	19
Total liabilities	1,403	2,105
Contingencies
Shareholder’s equity:
Capital stock	1,000	1,000
Retained earnings	252	378
Total shareholder’s equity	1,252	1,378
Total liabilities and shareholder’s equity	€2,655	€3,483

See notes to condensed consolidated financial statements

CARD CASINOS AUSTRIA RESEARCH & DEVELOPMENT GMBH

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, Euros in thousands)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	€(126)	€375
Adjustments to reconcile net income (loss) to cash used by operating activities:
Depreciation and amortization	27	27
Provision for inventory obsolescence	41	25
Deferred income taxes	(61)	(13)
Changes in operating assets and liabilities:
Accounts receivable	568	(149)
Tax receivables	59	58
Inventories	(25)	(272)
Prepaid expenses and deferred charges	35	42
Other current assets	(18)	(19)
Accounts payable	(669)	(748)
Receipts (payments) from (to) related party	21	(190)
Payrolls and employee benefits	(147)	48
Customer deposits and unearned revenue	166	(15)
Income taxes payable	(73)	200
Net cash used by operating activities	(202)	(631)
Cash flows from investing activities:
Purchases of property and equipment	(30)	(14)
Purchases of intangible assets	—	(1)
Net cash used by investing activities	(30)	(15)
Cash flows from financing activities	—	—
Net decrease in cash	(232)	(646)
Cash, beginning of period	723	1,895
Cash, end of period	€491	€1,249

See notes to condensed consolidated financial statements

CARD CASINOS AUSTRIA RESEARCH & DEVELOPMENT GMBH

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, Euros in thousands)

1.                      DESCRIPTION OF BUSINESS AND INTERIM BASIS OF PRESENTATION

Description of business: CARD Casinos Austria Research & Development GmbH develops and supplies innovative casino products. These products include one2six®, a continuous shuffler that accommodates up to six decks of cards and can be used for many casino card games, Shuffle Star™, Chipmaster, a roulette chip sorting device, and a range of other products.  Our products are sold worldwide, mainly in Europe and are manufactured by a third party contractor in Salzburg, Austria.

For the periods presented, we were a limited liability company and wholly-owned subsidiary of Casinos Austria AG, Vienna registered under the name CARD Casinos Austria Research and Development GmbH.  Accordingly, we were a related party of Casinos Austria AG and its affiliated companies. Pursuant to a shareholder resolution dated April 22, 2004, we were transformed into an Austrian limited partnership (GmbH & Co KG). The partnership consists of a GmbH as general, managing partner with unlimited liability and a limited partner with liability limited to his contribution registered in the commercial register.

On May 13, 2004, with an effective date of May 1, 2004, Shuffle Master, Inc., a public company headquartered in Las Vegas, NV, acquired all partnership interest in us from Casinos Austria AG and its affiliate, and subsequently changed our name to Shuffle Master GmbH & Co KG.

Basis of presentation: The condensed consolidated financial statements of CARD Casinos Austria Research & Development GmbH as of March 31, 2004, and for the three month periods ended March 31, 2004 and 2003, are unaudited, but, in the opinion of management, include all adjustments (consisting only of normal adjustments) necessary for a fair presentation of the financial results for the interim periods.  Our results of operations for the three month period ended March 31, 2004 are not necessarily indicative of the results to be expected for the year ending December 31, 2004.  These interim statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2003.

Principles of consolidation: Our condensed consolidated financial statements include the accounts of CARD Casinos Austria Research & Development GmbH and our wholly owned subsidiaries CARD Casinos Austria Research and Development Limited, Auckland and CARD LLC, Reno, Nevada, both founded in 2003.  All significant inter-company accounts and transactions have been eliminated.

2.                      OTHER BALANCE SHEET DATA

The following provides additional disclosure for selected balance sheet accounts:

	March 31, 2004	December 31, 2003
Inventories:
Finished goods	€1,098	€1,076
Less: allowance for inventory obsolescence	(175)	(137)
	€923	€939

Property and equipment, net:
Trial products	€364	€336
Operating lease equipment	72	72
Office furniture and computer equipment	29	27
Production equipment	179	179
	644	614
Less: accumulated depreciation	(361)	(336)
	€283	€278

Trial products include products that have been provided to customers for demonstration purposes.  Once a product is placed at a customer for trial, the respective value is transferred from inventories to property and equipment and depreciated over its expected useful life.

All of our products are manufactured by a single supplier.  In the event that we cease our relationship with this supplier, we would be required to identify an alternative supplier or obtain capacity to manufacture our products internally.

All of our recorded property and equipment is subject to depreciation.  Depreciation expense was € 25 and € 26 for the three month periods ended March 31, 2004 and 2003, respectively.

3.                      INTANGIBLE ASSETS

Intangible assets: All of our recorded intangible assets are subject to amortization.  Amortization expense was € 2 and € 1 for the three month periods ended March 31, 2004 and 2003, respectively.  Intangible assets are comprised of the following:

	March 31, 2004	December 31, 2003

Patents and software licenses	€26	€26
Less: accumulated amortization	(6)	(4)
Intangible assets, net	€20	€22

4.                      SHAREHOLDER’S EQUITY

Capital stock: For the periods presented, our legal form was a limited liability corporation (GmbH) according to the Austrian corporate law.  The capital stock of € 1,000 was held by the only shareholder Casinos Austria AG.

For the periods presented, we were a limited liability company and wholly-owned subsidiary of Casinos Austria AG, Vienna registered under the name CARD Casinos Austria Research and Development GmbH.  Accordingly, we were a related party of Casinos Austria AG and its affiliated companies. Pursuant to a shareholder resolution dated April 22, 2004, we were transformed into an Austrian limited partnership (GmbH & Co KG). The partnership consists of a GmbH as general, managing partner with unlimited liability and a limited partner with liability limited to his contribution registered in the commercial register.

5.                      RELATED PARTY TRANSACTIONS

For the periods presented, we were related to Casinos Austria AG and its affiliated companies.  Sales from products and services to Casinos Austria AG affiliated companies were € 200 and € 253 for the three month periods ended March 31, 2004 and 2003, respectively.

In addition, Casinos Austria AG provided us with management, research and development personnel, administrative services and facilities.  Aggregate costs allocated to us were € 142 and € 150 for the three month periods ended March 31, 2004 and 2003, respectively.

6.                      COMMITMENTS AND CONTINGENCIES

Legal proceedings: We and our affiliates have been involved in litigation with Shuffle Master, Inc. during the years ended December 31, 2003 and 2002.  In connection with the acquisition of us by Shuffle Master, Inc. on May 13, 2004, all litigation between the companies will be terminated.

General and administrative expenses include legal fees related to litigation with Shuffle Master, Inc. of € 471 and € 70 for the three month periods ended March 31, 2004 and 2003, respectively.

7.                      SUBSEQUENT EVENTS

Austrian tax law: We are subject to corporate income tax in Austria at a rate of 34%.  An act reducing the corporate income tax rate to 25% effective for fiscal years beginning 2005 was enacted by Austrian Government in June 2004.

Pension commitments: In April 2004, we formalized our defined contribution pension agreements with four individual employees. We pay contributions to an external pension fund administered by ÖPAG Pensionskassen AG (“ÖPAG”).  Once the contributions have been paid, we have no further obligation.  The contributions constitute a net periodic cost for the period in which they are due.

We also committed to a defined contribution pension agreement with a managing director, which is valid from May 1, 2004.  We pay contributions to an external fund which is also administered by ÖPAG.  In connection with our acquisition by Shuffle Master, Inc., we funded € 150 to the plan representing benefits for prior years of service to Casinos Austria AG.